Exhibit (c)(7)

 Project Optimus PrimePresentation to the Special Committee  November 21, 2022

 Optimus Prime Historical and Forecasted Financial Overview (Management Case)  Source: Company filings, historical financials and management forecasts provided by the Company on 11/01/2022 (approved for our use by the Special Committee)  Note: (1) Excludes acquisitions  ($ in millions, all years reflect CY year-end 12/31)  (1)

 Unaffected Ratings History  Price Target by Broker(1)  Equity Analyst View of Optimus Prime Stock  Select Broker Commentary  Source: Wall Street research, Capital IQ as of 11/18/2022  Note: (1) HC Wainwright placed Optimus Prime stock under review due to proposed buyout and did not offer a price target or rating in most recent report dated 11/10/2022  Roth Capital Partners   11/10/2022  Lake Street Capital Markets   11/10/2022  BMO Capital Markets  11/10/2022  Buy  Hold  “[Company] offers among the broadest product offerings in the food waste category and believe double-digit growth from its next-generation products seen since 2021 can continue to deliver alpha from current levels.” – Lake Street Capital Markets (11/10/2022)  “… the increase in revenue was approximately 3.1% YoY. We believe revenue growth was supported by results from diversification efforts.” – HC Wainwright (11/10/2022)  “[Company] continues to execute on its diversification strategy posting the seventh consecutive quarter of growth.” – Roth Capital Partners (11/10/2022)  “We slightly lower estimates following a disappointing Q3 update largely owing to FX … [Company] earnings remain somewhat flattish with a slight trajectory upward.” – BMO Capital Markets (11/10/2022)

Optimus Prime Stock Price Performance

SINCE DE-SPAC (08/03/2015)



$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$-
Aug-15
Mar-16
Oct-16
May-17
Jan-18
Aug-18
Mar-19
Oct-19
Jun-20
Jan-21
Aug-21
Mar-22
Nov-22
06/15/20: Announces $150M convertible preferred equity investment from Paine Schwartz Partners
Offer Price: $3.00
NASDAQ 117.9%
S&P 500 89.0%
AgChem / AgTech 82.6%
High Value Specialties 58.8%
Large AgChem 49.3%
Food Safety / Security 27.9%
Optimus Prime (76.5%)

LAST 12 MONTHS SHARE PRICE AND TRADING VOLUME



$3.00
$2.00
$1.00
$0.00
Share Price (USD)
Offer Price: $3.00
10/27/2022: Trading volume peaked at 39M+ shares (not shown to scale); next highest volume during LTM occurred on 10/28/2022 at ~2.1M shares
10/27/2022: Announces the Special Committee of Optimus Prime agreed with Paine Schwartz Partners to pursue a transaction in which Paine Schwartz Partners would acquire all outstanding common stock for $3.00 per share
5,000
3,750
2,500
1,250
0
Volume (Thousands of Shares)
Optimus Prime 44.6%
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
Jul-22
Aug-22
Sep-22
Oct-22
Nov-22

	Unaffected (10/26/2022) Optimus Prime VWAPs
30-Day	$1.58
60-Day	$1.60
90-Day	$1.68

P / W / P
PERELLA WEINBERG PARTNERS

Source: Capital IQ as of 11/18/2022

Notes: High Value Specialties includes Croda, Chr Hansen, Balchem and Novozymes; Large AgChem includes Nutrien, Mosaic, FMC Corp, CF Industries, Dow, Bayer, Corteva, BASF, Nufarm and UPL Limited; AgChem / AgTech includes FMC Corp, Scotts Miracle-Gro, Bioceres and American Vanguard; Food Safety / Security includes Ecolab, Sotera, Diversey and Neogen

4

Optimus Prime Public Market Trading Multiple Over Time

($ in millions, except share price)

UNAFFECTED EV AND VALUATION

Share Price (10/26/2022)[1]	**$1.57**
(x) Fully Diluted Shares[2]	58.460
Equity Value	**$91.8**
(-) Cash[3]	(35.6)
(+) Debt[4]	261.3
(+) Preferred at Liquidation Preference[5]	253.7
(+) Non-Controlling Interest[3]	6.9
Enterprise Value	**$578.1**

Management Case Multiples	CY2022E	CY2023E
EV / Revenue	*3.5x*	*3.2x*
EV / EBITDA	*9.6x*	*9.1x*

Consensus Multiples	CY2022E	CY2023E
EV / Revenue	*3.5x*	*3.2x*
EV / EBITDA	*9.9x*	*9.1x*

OFFER EV AND VALUATION

Offer Price	**$3.00**
(x) Fully Diluted Shares[2]	58.460
Offer Value	**$175.4**
(-) Cash[3]	(35.6)
(+) Debt[4]	261.3
(+) Preferred at Liquidation Preference[5]	253.7
(+) Non-Controlling Interest[3]	6.9
Enterprise Value	**$661.7**

Management Case Multiples	CY2022E	CY2023E
EV / Revenue	*4.0x*	*3.7x*
EV / EBITDA	*11.0x*	*10.4x*

Consensus Multiples	CY2022E	CY2023E
EV / Revenue	*4.0x*	*3.7x*
EV / EBITDA	*11.3x*	*10.4x*

EV / NTM EBITDA OVER TIME (SINCE JANUARY 2019)[6][7]

Unaffected (10/26/2022) Average	Optimus Prime	AgChem / AgTech	Food Safety / Security	High Value Specialties
12-Month	7.2x	10.9x	16.7x	21.2x
24-Month	7.5x	11.5x	21.1x	22.1x
36-Month	7.5x	11.3x	23.1x	21.7x



35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
Jan-19
Jun-19
Dec-19
Jun-20
Dec-20
May-21
Nov-21
May-22
Nov-22
High Value Specialties 18.9x
Food Safety / Security 11.4x
AgChem / AgTech 10.1x
Optimus Prime 8.6x
06/15/2020: Announces $150M convertible preferred equity investment from Paine Schwartz Partners
10/27/2022: Announces the Special Committee of Optimus Prime agreed with Paine Schwartz Partners to pursue a transaction in which Paine Schwartz Partners would acquire all outstanding common stock for $3.00 per share

Source: Company filings, Historical financials and management forecasts provided by the Company on 11/01/2022 (approved for our use by the Special Committee), FactSet and Capital IQ as of 11/18/2022

Notes:
(1) Unaffected stock price prior to the announcement of Paine Schwartz Partners' take-private of Optimus Prime
(2) Calculated as basic shares outstanding plus the effects of dilutive securities provided by the Company on 11/18/2022
(3) As of Q3 2022
(4) Includes principal value of Term Loan B ($260.438M) and Optimus Prime Fruit Protection Loan ($0.897M) per Q3 2022 10-Q
(5) Reflects change of control for Paine Schwartz Partners' convertible preferred equity at 2.0x MOIC assuming redemption date of 01/31/2023; liquidation preference assumes 50% cash / 50% PIK split for future preferred stock dividends (vs. option to elect 62.5% cash / 37.5% PIK split) based on management assumptions
(6) Earliest publication of 3rd party EV/NTM EBITDA data after De-SPAC on 08/03/2015
(7) Convertible preferred equity not reflected in EV / NTM EBITDA over time for Optimus Prime

P / W / P
PERELLA WEINBERG PARTNERS

5

Valuation Summary

Unaffected (10/26) Price: $1.57 | Offer Price: $3.00

		Description / Assumptions	Share Price Range
Market Reference (Informational)	52 Week Trading Range	As of Unaffected Date Low: September 16, 2022 High: January 19, 2022	$1.47 – $2.26
	Research Analyst Targets [(1)]	4 Brokers Low to High	$1.96, $2.62, $3.89, $4.36
Comparable Companies	EV / CY2023E EBITDA	2023E Management EBITDA $64M at 9.0x - 10.0x[(2)] Convertible Preferred at 2.0x MOIC	$1.47 – $2.56
Precedent Transactions	EV / LTM EBITDA	LTM EBITDA $62M at 9.0x - 11.0x[(3)] Convertible Preferred at 2.0x MOIC	$1.19 – $3.31
Intrinsic Valuation	Core Products DCF	10-Year DCF Core Products: 0.0% - 2.0% Perp. Growth | 13.0% - 15.5% WACC[(4)] Convertible Preferred at 2.0x MOIC Management Case Financials	$0.65 – $2.71
	New Products DCF	10-Year DCF New Products: 2.0% - 4.0% Perp. Growth | 15.0% - 17.5% WACC[(5)] Convertible Preferred at 2.0x MOIC Management Case Financials	$0.40 – $1.66
	Combined Core Products & New Products DCF	10-Year DCF Core Products: 0.0% - 2.0% Perp. Growth | 13.0% - 15.5% WACC[(4)] New Products: 2.0% - 4.0% Perp. Growth | 15.0% - 17.5% WACC[(5)] Convertible Preferred at 2.0x MOIC Management Case Financials	$1.05 – $4.37

Source: Company filings, historical financials and management forecasts provided by the Company on 11/01/2022 (approved for our use by the Special Committee)

Notes: Unaffected share price as of 10/26/2022

Enterprise value-based valuation methodologies reflect change of control for Paine Schwartz Partners' convertible preferred equity at 2.0x MOIC assuming redemption date of 01/31/2023; liquidation preference assumes 50% cash / 50% PIK split for future preferred stock dividends (vs. option to elect 62.5% cash / 37.5% PIK split) based on management assumptions

(1) Broker price targets represent 12-month targets; prices discounted 12 months from date of publication to 10/26/2022; reflects latest unaffected price targets; assumes cost of equity of 19.0%

(2) Based on unaffected current median of AgChem / AgTech and unaffected Optimus Prime 2023E trading multiple

(3) Based on +/- 1.0x vs. median of precedent transactions

(4) Core Products WACC range derived using cost of equity implied by CAPM at optimal capital structure (~13.0% WACC) and cost of equity implied by the yield on Paine Schwartz Partners' preferred equity investment in Optimus Prime assuming redemption on 07/27/2023 at current capital structure (~15.5% WACC)

(5) New Products WACC assumed to be 200 bps greater than Core Products WACC to reflect greater execution risk; assumes full achievability of New Products

P / W / P
PERELLA WEINBERG PARTNERS
6

 EV / CY2023E EBITDA  EV / CY2022E EBITDA  Current Public Market Valuations of Selected Peers  Source: Company filings, historical financials and management forecasts provided by the Company on 11/01/2022 (approved for our use by the Special Committee), FactSet and Capital IQ as of 11/18/2022  Notes: (1) Reflects change of control for Paine Schwartz Partners' convertible preferred equity at 2.0x MOIC assuming redemption date of 01/31/2023; liquidation preference assumes 50% cash / 50% PIK split for future preferred stock dividends (vs. option to elect 62.5% cash / 37.5% PIK split) based on management assumptions  Optimus Prime  (Offer)(1)  Optimus Prime  (Unaffected) (1)  Optimus Prime  (Offer) (1)  Optimus Prime  (Unaffected) (1)   AgChem / AgTech   High Value Specialties   Food Safety / Security

 Date  12/21/2021  12/14/2021  6/28/2021  3/24/2021  10/19/2020  10/12/2020  7/17/2020  9/30/2019  7/20/2018  4/30/2015  9/11/2014  Acquirer  Target  Enterprise Value ($M)  $198  $5,300  $170  $402  $165  $1,500  $1,142  $1,188  $4,200  $879  $2,773  EV / EBITDA for Select Precedent Transactions  Select Precedent Transactions  Source: Company filings, Moody’s, press releases  (Food Safety Business)  (South American Plan Nutrition Business)  Mean: 11.4x  Median: 10.2x

Discounted Cash Flow Analysis – Management Case

($ in millions, except share price)

CORE PRODUCTS UNLEVERED FREE CASH FLOWS

	Standalone Unlevered Free Cash Flows										
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue	**$164.3**	**$172.8**	**$182.3**	**$199.1**	**$216.7**	**$233.6**	**$245.4**	**$255.3**	**$261.5**	**$264.7**	**$268.1**
% Growth	*(1%)*	*5%*	*5%*	*9%*	*9%*	*8%*	*5%*	*4%*	*2%*	*1%*	*1%*
Adj. EBITDA	**60.5**	**64.7**	**66.8**	**74.1**	**80.8**	**88.3**	**92.1**	**94.8**	**94.4**	**92.2**	**89.1**
% Margin	*37%*	*37%*	*37%*	*37%*	*37%*	*38%*	*38%*	*37%*	*36%*	*35%*	*33%*
Less: D&A[1]	(45.0)	(44.0)	(41.5)	(40.5)	(39.0)	(37.4)	(35.7)	(33.6)	(31.4)	(29.4)	(27.6)
Adj. EBIT	**$15.5**	**$20.7**	**$25.3**	**$33.6**	**$41.8**	**$50.9**	**$56.5**	**$61.3**	**$63.0**	**$62.8**	**$61.5**
Less: Stock-Based Comp	(4.7)	(4.8)	(4.7)	(4.7)	(4.6)	(4.5)	(4.3)	(4.1)	(3.9)	(3.7)	(3.5)
Less: Taxes	(2.7)	(4.0)	(5.1)	(7.2)	(9.3)	(11.6)	(13.0)	(14.3)	(14.8)	(14.8)	(14.5)
Net Operating Profit After Tax	**$8.1**	**$12.0**	**$15.4**	**$21.7**	**$27.9**	**$34.8**	**$39.1**	**$42.9**	**$44.3**	**$44.4**	**$43.5**
Plus: D&A[1]	45.0	44.0	41.5	40.5	39.0	37.4	35.7	33.6	31.4	29.4	27.6
Less: Total CapEx	(4.1)	(5.0)	(5.3)	(5.7)	(6.1)	(6.4)	(6.5)	(6.5)	(6.4)	(6.2)	(6.6)
Less: (Increase) / Decrease in NWC[2]	3.5	(5.4)	(7.4)	(10.6)	(12.5)	(13.3)	(12.2)	(13.1)	(12.6)	(11.6)	(11.2)
Unlevered Free Cash Flow	**$52.5**	**$45.6**	**$44.3**	**$45.9**	**$48.2**	**$52.4**	**$56.0**	**$56.8**	**$56.7**	**$55.9**	**$53.3**
% of Year Remaining	*12%*	*100%*	*100%*	*100%*	*100%*	*100%*	*100%*	*100%*	*100%*	*100%*	*100%*
Remaining Cash Flows	**$6.3**	**$45.6**	**$44.3**	**$45.9**	**$48.2**	**$52.4**	**$56.0**	**$56.8**	**$56.7**	**$55.9**	**$53.3**
Discount Factor (14.25% WACC)	0.99x	0.92x	0.81x	0.71x	0.62x	0.54x	0.47x	0.41x	0.36x	0.32x	0.28x
PV of Remaining Cash Flows	**$6.2**	**$42.0**	**$35.7**	**$32.4**	**$29.8**	**$28.3**	**$26.5**	**$23.5**	**$20.5**	**$17.7**	**$14.8**

NEW PRODUCTS UNLEVERED FREE CASH FLOWS

	Standalone Unlevered Free Cash Flows										
	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E
Revenue	**$2.2**	**$5.1**	**$13.1**	**$21.4**	**$34.9**	**$53.1**	**$75.5**	**$105.4**	**$140.7**	**$179.2**	**$219.5**
% Growth	*181%*	*134%*	*156%*	*64%*	*63%*	*52%*	*42%*	*40%*	*33%*	*27%*	*23%*
Adj. EBITDA	**(0.2)**	**(1.1)**	**2.5**	**6.0**	**13.0**	**24.3**	**36.5**	**54.3**	**75.4**	**99.2**	**124.5**
% Margin	*(7%)*	*(22%)*	*19%*	*28%*	*37%*	*46%*	*48%*	*51%*	*54%*	*55%*	*57%*
Less: D&A[1]	(0.6)	(1.3)	(3.0)	(4.3)	(6.3)	(8.5)	(11.0)	(13.9)	(16.9)	(19.9)	(22.6)
Adj. EBIT	**($0.8)**	**($2.4)**	**($0.5)**	**$1.7**	**$6.7**	**$15.8**	**$25.6**	**$40.4**	**$58.5**	**$79.3**	**$101.9**
Less: Stock-Based Comp	(0.1)	(0.1)	(0.3)	(0.5)	(0.7)	(1.0)	(1.3)	(1.7)	(2.1)	(2.5)	(2.9)
Less: Taxes	0.2	0.6	0.2	(0.3)	(1.5)	(3.7)	(6.1)	(9.7)	(14.1)	(19.2)	(24.7)
Net Operating Profit After Tax	**($0.6)**	**($1.9)**	**($0.6)**	**$0.9**	**$4.5**	**$11.1**	**$18.2**	**$29.0**	**$42.3**	**$57.6**	**$74.2**
Plus: D&A[1]	0.6	1.3	3.0	4.3	6.3	8.5	11.0	13.9	16.9	19.9	22.6
Less: Total CapEx	(0.1)	(0.4)	(0.6)	(0.9)	(1.4)	(2.0)	(2.7)	(3.5)	(4.3)	(5.1)	(5.4)
Less: (Increase) / Decrease in NWC[2]	0.0	(0.2)	(0.5)	(1.1)	(2.0)	(3.0)	(3.8)	(5.4)	(6.8)	(7.9)	(9.2)
Unlevered Free Cash Flow	**($0.1)**	**($1.1)**	**$1.3**	**$3.2**	**$7.4**	**$14.6**	**$22.7**	**$33.9**	**$48.1**	**$64.5**	**$82.3**
% of Year Remaining	*12%*	*100%*	*100%*	*100%*	*100%*	*100%*	*100%*	*100%*	*100%*	*100%*	*100%*
Remaining Cash Flows	**($0.0)**	**($1.1)**	**$1.3**	**$3.2**	**$7.4**	**$14.6**	**$22.7**	**$33.9**	**$48.1**	**$64.5**	**$82.3**
Discount Factor (16.25% WACC)	0.99x	0.91x	0.78x	0.67x	0.58x	0.50x	0.43x	0.37x	0.32x	0.27x	0.23x
PV of Remaining Cash Flows	**($0.0)**	**($1.0)**	**$1.0**	**$2.1**	**$4.3**	**$7.3**	**$9.7**	**$12.5**	**$15.3**	**$17.6**	**$19.3**

COMBINED TERMINAL VALUE BUILD AND VALUATION

Core Products Terminal Value Build	
Forward Terminal Cash Flow	$53.9
Growth Rate	1.0%
WACC Less Growth Rate	13.25%
Terminal Value	**$406.7**
Discount Factor	0.28x
Present Value of Terminal Value	**$112.9**
Core Products Valuation	
Present Value of Cash Flows	$277.5
Present Value of Terminal Value	112.9
Enterprise Value	**$390.4**
Terminal Value as a % of Enterprise Value	*28.9%*
New Products Terminal Value Build	
Forward Terminal Cash Flow	$84.8
Growth Rate	3.0%
WACC Less Growth Rate	13.25%
Terminal Value	**$639.8**
Discount Factor	0.23x
Present Value of Terminal Value	**$150.3**
New Products Valuation	
Present Value of Cash Flows	$88.1
Present Value of Terminal Value	150.3
Enterprise Value	**$238.4**
Terminal Value as a % of Enterprise Value	*63.0%*
Combined Valuation	
Core Products Enterprise Value	$390.4
New Products Enterprise Value	238.4
Combined Enterprise Value	**$628.8**
Plus: Cash[3]	35.6
Less: Debt[4]	(261.3)
Less: Convertible Preferred at Liquidation Preference[5]	(253.7)
Less: Non-Controlling Interest[3]	(6.9)
Equity Value	**$142.5**
Diluted Shared Shares Outstanding[6]	58.5
Implied Share Price	**$2.44**
% Premium / (Discount) to Current	*55%*

Sources: Company filings, historical financials and management forecasts provided by the Company on 11/10/2022 (approved for our use by the Special Committee), FactSet as of 11/18/2022

Notes: Assumes valuation date of 11/18/2022; assumes tax rate of 25.0%; fiscal year ends Dec. 31; WACCs of 14.25% and 16.25% utilized for Core Products and New Products respectively; perpetuity growth rates of 1.0% and 3.0% utilized for Core Products and New Products, respectively; D&A, SBC, and change in NWC allocated based on in-year sales contribution; CapEx allocated based on forward year sales contribution (excl. 2032E); assumes full achievability of New Products

(1) 2022E-2026E amortization sourced from Q3 2022 10-Q estimated annual amortization schedule; 2027E-2032E amortization assumed to decrease by (0.5%) each year
(2) Change in NWC as a % of change in revenue held constant from 2027E
(3) As of Q3 2022
(4) Includes principal value of Term Loan B ($260.438M) and Optimus Prime Fruit Protection Loan ($0.897M) per Q3 2022 10-Q
(5) Reflects change of control for Paine Schwartz Partners' convertible preferred equity at 2.0x MOIC assuming redemption date of 01/31/2023; liquidation preference assumes 50% cash / 50% PIK split for future preferred stock dividends (vs. option to elect 62.5% cash / 37.5% PIK split) based on management assumptions
(6) Calculated as basic shares outstanding plus the effects of dilutive securities provided by the Company on 11/18/2022

P / W / P
PERELLA WEINBERG PARTNERS
9

Discounted Cash Flow Sensitivities – Management Case

($ in millions, except share price)

ENTERPRISE VALUE SENSITIVITY – CORE PRODUCTS(1)

Enterprise Value - Core Products					
	Perp. Growth				
WACC	-%	0.5%	1.0%	1.5%	2.0%
13.00%	$417	$423	$429	$436	$443
13.63%	399	404	409	415	421
14.25%	381	386	390	395	401
14.88%	366	370	374	378	383
15.50%	351	355	358	362	366

ENTERPRISE VALUE SENSITIVITY – NEW PRODUCTS(2)

Enterprise Value - New Products					
	Perp. Growth				
WACC	2.0%	2.5%	3.0%	3.5%	4.0%
15.00%	$264	$271	$280	$289	$298
15.63%	244	251	258	266	274
16.25%	227	232	238	245	252
16.88%	211	216	221	227	233
17.50%	196	201	205	210	216

ENTERPRISE VALUE SENSITIVITY – COMBINED(1)(2)

Enterprise Value - Core Products & New Products					
	Perp. Growth				
WACC	-% / 2.0%	0.5% / 2.5%	1.0% / 3.0%	1.5% / 3.5%	2.0% / 4.0%
13.00% / 15.00%	$681	$694	$709	$725	$742
13.63% / 15.63%	643	654	667	680	695
14.25% / 16.25%	608	618	629	640	653
14.88% / 16.88%	576	585	595	605	616
15.50% / 17.50%	548	555	564	572	582

IMPLIED SHARE PRICE SENSITIVITY(1)(2)

Implied Share Price - Core Products & New Products					
	Perp. Growth				
WACC	-% / 2.0%	0.5% / 2.5%	1.0% / 3.0%	1.5% / 3.5%	2.0% / 4.0%
13.00% / 15.00%	$3.33	$3.56	$3.81	$4.08	$4.37
13.63% / 15.63%	$2.68	$2.87	$3.09	$3.32	$3.57
14.25% / 16.25%	$2.08	$2.25	$2.44	$2.64	$2.85
14.88% / 16.88%	$1.54	$1.69	$1.85	$2.03	$2.21
15.50% / 17.50%	$1.05	$1.18	$1.32	$1.47	$1.64

P / W / P
PERELLA WEINBERG PARTNERS

Sources: Historical financials and management forecasts provided by the Company on 11/10/2022 (approved for our use by the Special Committee)
Notes: Assumes valuation date of 11/18/2022; assumes tax rate of 25.0%; fiscal year ends Dec. 31; assumes full achievability of New Products
(1) Core Products WACC range derived using cost of equity implied by CAPM at optimal capital structure (~13.0% WACC) and cost of equity implied by the yield on Paine Schwartz Partners' preferred equity investment in Optimus Prime assuming redemption on 07/27/2023 at current capital structure (~15.5% WACC)
(2) New Products WACC assumed to be 200 bps greater than Core Products WACC to reflect greater execution risk

10

 Precedent Premia Analysis  Source: FactSet as of 11/18/2022  Notes: Unaffected premiums shown for acquisitions since 11/18/2020 with a transaction value between $100M – $3B and targets in the United States; excludes MOEs and transactions with targets industries of Energy, Insurance, Mining, Oil & Gas, REITs, Railroads, and Utilities

 Appendix  12

Illustrative WACC Analysis – CAPM vs. Yield of Preferred Equity

($ in millions)

CAPM APPROACH – BLOOMBERG 5Y WEEKLY BETA AT OPTIMAL CAPITAL STRUCTURE

Peer 5-Year Weekly Beta & Capital Structure Overview

Company	Levered Beta[1]	Gross Debt	Equity Value	Debt / Equity	Debt / Cap.	Marginal Tax Rate[2]	Unlevered Beta
Optimus Prime	**1.13**	**$261[3]**	**$346[4]**	**76%**	**43%**	**25%**	**0.72**
Peer Analysis							
CSWI	0.88	$269	$1,926	14%	12%	25%	0.79
LSB	1.27	716	1,130	63%	39%	25%	0.86
Chase Corp.	0.87	180	885	20%	17%	25%	0.76
American Vanguard	0.96	148	654	23%	18%	25%	0.82
Koppers	1.88	819	636	129%	56%	25%	0.96
Peer Median	**0.96**			**23%**	**18%**	**25%**	**0.82**
Peer Average	**1.17**			**50%**	**29%**	**25%**	**0.84**

Implied Optimus Prime Weighted Average Cost of Capital

	Low	Mid	High
Unlevered Beta	**0.75**	**0.85**	**0.95**
Cost of Equity			
Levered Beta	0.89	1.01	1.13
Market Risk Premium[5]	6.2%	6.2%	6.2%
Equity Risk Premium	5.5%	6.3%	7.0%
20-Year Treasury Yield (1M Avg.)[6]	4.4%	4.4%	4.4%
Size Premium[7]	3.6%	3.6%	3.6%
Cost of Equity	**13.5%**	**14.3%**	**15.0%**
Equity / Capitalization	*80.0%*	*80.0%*	*80.0%*
Cost of Debt			
Cost of Debt[8]	9.5%	9.5%	9.5%
Tax Rate[2]	25.0%	25.0%	25.0%
After-Tax Cost of Debt	**7.1%**	**7.1%**	**7.1%**
Debt / Capitalization	*20.0%*	*20.0%*	*20.0%*
Core Products WACC	**12.3%**	**12.9%**	**13.4%**
Spread Between Core Products WACC and New Products WACC	2.0%	2.0%	2.0%
New Products WACC	**14.3%**	**14.9%**	**15.4%**
Implied Debt / Equity	*25.0%*	*25.0%*	*25.0%*

COST OF EQUITY FLOOR AT YIELD ON CONVERTIBLE PREFERRED EQUITY AT CURRENT CAPITAL STRUCTURE

Implied Optimus Prime Weighted Average Cost of Capital

	Low	Mid	High
Cost of Equity			
Yield on Convertible Preferred Equity[9]	16.0%	21.5%	27.0%
Spread Between Cost of Common Equity and Preferred Equity	1.0%	2.0%	3.0%
Cost of Equity	**17.0%**	**23.5%**	**30.0%**
Equity / Capitalization	*15.1%*	*15.1%*	*15.1%*
Cost of Preferred Equity			
Yield on Convertible Preferred Equity[9]	**16.0%**	**21.5%**	**27.0%**
Preferred Equity / Capitalization	*41.8%*	*41.8%*	*41.8%*
Cost of Debt			
Cost of Debt[8]	9.5%	9.5%	9.5%
Tax Rate[2]	25.0%	25.0%	25.0%
After-Tax Cost of Debt	**7.1%**	**7.1%**	**7.1%**
Debt / Capitalization	*43.1%*	*43.1%*	*43.1%*
Core Products WACC	**12.3%**	**15.6%**	**18.9%**
Spread Between Core Products WACC and New Products WACC	2.0%	2.0%	2.0%
New Products WACC	**14.3%**	**17.6%**	**20.9%**
Implied Debt / Equity[4]	*75.6%*	*75.6%*	*75.6%*

Source: Company filings, Bloomberg, Kroll, Mizuho, FactSet and Capital IQ as of 11/18/2022

Notes:
(1) 5-year weekly Bloomberg Beta; Optimus Prime beta as of unaffected date (10/26/2022); all peer betas as of 11/18/2022
(2) Deloitte Corporate Tax Rates 2022
(3) Includes principal value of Term Loan B ($260.438M) and Optimus Prime Fruit Protection Loan ($0.897M)
(4) Equity calculated as of 10/26/2022 using basic shares outstanding plus the effects of dilutive securities as of 11/18/2022; includes value of convertible preferred equity, reflecting change of control for Paine Schwartz Partners' convertible preferred equity at 2.0x MOIC assuming redemption date of 01/31/2023
(5) Kroll's supply-side long term equity risk premium
(6) 20-year treasury rate as of 10/26/2022
(7) Size premium interpolated based on Kroll size premia by market cap range using assumed optimal capital structure for Optimus Prime of 80% Equity / Capitalization
(8) Based on effective yield for high-yield chemicals sector index
(9) Refers to yield on Paine Schwartz Partners' preferred equity investment in Optimus Prime, ranging from 16% total annual coupon yield on to ~27% IRR on investment assuming redemption on 07/27/2023

P / W / P
PERELLA WEINBERG PARTNERS

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